FS CREDIT OPPORTUNITIES CORP. CODE OF BUSINESS CONDUCT AND ETHICS (January 2025)

INTRODUCTION Ethics are important to FS Credit Opportunities Corp. (the “Company, collectively with the Company, “our,” “us” or “we”) and to its management. The Company is committed to the highest ethical standards and to conducting its business with the highest level of integrity. All Access Persons (as defined herein) of the Company and all Access Persons and associated persons of the Company’s investment adviser, FS Global Advisor, LLC (the “Adviser”), are responsible for maintaining this level of integrity and for complying with the policies contained in this Code of Business Conduct and Ethics (this “Code”). If you have a question or concern about what is proper conduct for you or anyone else, please raise these concerns with the Company’s Chief Compliance Officer or any member of the Company’s management, or follow the procedures outlined in applicable sections of this Code. This Code has been adopted by the Board of Trustees (the “Board”) of the Company in accordance with Rule 17j-l(c) under the Investment Company Act of 1940, as amended (the “1940 Act”), Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the May 9, 1994 Report of the Advisory Group on Personal Investing by the Investment Company Institute. Rule 17j-l generally describes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by an investment company registered under the 1940 Act if effected by access persons of such a company. PURPOSE OF THIS CODE This Code is intended to:  help you recognize ethical issues and take the appropriate steps to resolve these issues;  deter ethical violations to avoid any abuse of a position of trust and responsibility;  maintain the confidentiality of our business activities;  assist you in complying with applicable securities laws;  assist you in reporting any unethical or illegal conduct; and  reaffirm and promote our commitment to a corporate culture that values honesty, integrity and accountability. Further, it is the policy of the Company that no affiliated person of our organization shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the Company:

 employ any device, scheme or artifice to defraud us;  make any untrue statement of a material fact or omit to state to us a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;  engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon us; or  engage in any manipulative practices with respect to our business activities. All Access Persons, as a condition of employment or service or continued employment or service to the Company and the Adviser, as applicable, will acknowledge annually, in writing, that they have received a copy of this Code, read it, and understand that this Code contains our expectations regarding their conduct. The Chief Compliance Officer, or his or her designee, is responsible for obtaining three quarterly certifications, along with one annual certification, from each Access Person and each Supervised Person, acknowledging that he/she has acted in accordance with the policies and procedures set forth in this Code during the time period and that each Access Person and Supervised Person has read and understands the Code. We are committed to fostering a culture of compliance. We, therefore, urge any Access Person or Supervised Person to contact the Chief Compliance Officer for any reason. No employee will be penalized, and their employment status will not be jeopardized by communicating with the Chief Compliance Officer. Reports of violations or suspected violations also may be submitted anonymously to the Chief Compliance Officer, by calling the employee hotline at 844-995-4986. Any retaliatory action taken against any person who reports a violation, or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal. Rule 21F-17(a) under the Securities and Exchange Act of 1934 states that no person may take any action to impede an individual from communicating directly with the Securities and Exchange Commission staff (“SEC”) about a possible securities law violation. Accordingly, if an employee of the Company or the Adviser prefers to do so, such employee may report suspected securities law violations directly to the SEC. PRINCIPLES OF BUSINESS CONDUCT All Access Persons of the Company and Access Persons and associated persons of the Adviser will be subject to the following guidelines covering business conduct, except as noted below: Conflicts of Interest You must avoid any conflict, or the appearance of a conflict, between your personal interests and our interests. A conflict exists when your personal interests in any way interfere with our interests, or when you take any action or have any interests that may make it difficult for you to perform your job objectively and effectively. Corporate Opportunities Each of us has a duty to advance the legitimate interests of the Company when the opportunity to do so presents itself. Therefore, you may not:  take for yourself personally opportunities, including investment opportunities, discovered through the use of your position with us or the Adviser, or through the use of either’s property or information;  use our or the Adviser’s property, information, or position for your personal gain or the gain of a family member; or  compete, or prepare to compete, with us or the Adviser. Confidentiality You must not disclose confidential information regarding us, the Adviser, our affiliates, our lenders, our clients, or our other business partners, unless such disclosure is authorized or required by law. Confidential information includes all non-public information that might be harmful to, or useful to the competitors of, the Company, our affiliates, our lenders, our clients, or our other business partners. This obligation will continue until the information becomes publicly available, even after you leave FS Investments, as defined below. Fair Dealing You must endeavor to deal fairly with our customers, suppliers and business partners, and any other companies or individuals with whom we do business or come into contact, including fellow employees and our competitors. You must not take unfair advantage of these or other parties by means of:  manipulation;  concealment;  abuse of privileged information;  misrepresentation of material facts; or  any other unfair-dealing practice. Protection and Proper Use of Company Assets Our assets are to be used only for legitimate business purposes. You should protect our assets and ensure that they are used efficiently. Incidental personal use of telephones, cell phones, fax machines, copy machines, digital scanners, personal computers or tablets and similar equipment is generally allowed if there is no significant added cost to us, it does not interfere with your work duties, and is not related to an illegal activity or to any outside business.

Compliance with Applicable Laws, Rules and Regulations Each of us has a duty to comply with all laws, rules and regulations that apply to our business. The Company has an insider trading policy with which directors, managers, officers and Access Persons of the Company and the Adviser must comply. A copy of such Statement on the Prohibition of Insider Trading is included as Appendix I of the Company’s Compliance Manual. Please talk to our Chief Compliance Officer if you have any questions about how to comply with the above regulations and other laws, rules and regulations. In addition, we expect you to comply with all of our policies and procedures that apply to you. We may modify or update our policies and procedures in the future and may adopt new Company policies and procedures from time-to-time. Access persons who are employees of FS Investments are also expected to observe the terms of the Franklin Square Holdings, L.P. Code of Business Conduct and Ethics. Equal Opportunity; Harassment We are committed to providing equal opportunity in all of our employment practices including selection, hiring, promotion, transfer, and compensation of all qualified applicants and employees without regard to race, color, sex or gender, sexual orientation, religion, age, national origin, disability, citizenship status, marital status or any other status protected by law. With this in mind, there are certain behaviors that will not be tolerated. These include harassment, violence, intimidation, and discrimination of any kind involving race, color, sex or gender, sexual orientation, religion, age, national origin, disability, citizenship status, marital status, or any other status protected by law. Gifts and Entertainment Gifts can appear to compromise the integrity and honesty of our personnel. On the other hand, business colleagues often wish to provide small gifts to others as a way of demonstrating appreciation or interest. We have attempted to balance these considerations in the policy which follows. No Access Person employed by the Company or Access Person or associated person of the Adviser shall accept a gift that is over $200 in value or invitation that involves entertainment that is over $500 in value from any person or entity that does business with, is likely to do business with, or is soliciting business from, the Company or the Adviser excepts as follows: . (i) payment of out-of-town accommodation expenses by a sponsor of an industry, company or business conference held within the United States involving multiple attendees from outside the firm where your expenses are being paid by the sponsor on the same basis as those other attendees (Access Persons are required to obtain approval from the Chief Compliance Officer, or his or her designee, prior to accepting out-of-town accommodations or travel expenses); (ii) a business gift given to an Access Person from a business or corporate gift list on the same basis as other recipients of the sponsor and not personally selected for such Access Person (e.g., holiday gifts); and (iii) gifts from a sponsor to celebrate or acknowledge a transaction or event that are given to a wide group of recipients and not personally selected for the Access Person (e.g., closing dinner gifts, gifts given at an industry conference or seminar). As a general rule, Access Persons may not accept an invitation that is excessive (over $500 on a per person basis) or not usual and customary. If an Access Person believes the meal or entertainment might be excessive, he or she must obtain approval from the Chief Compliance Officer. Gifts to the Adviser as a whole or to an entire department (for example, accounting, analysts, etc.) may exceed the $200 limitation, but such gifts must be approved by the Chief Compliance Officer, or his or her designee. Access Persons who are employees of FS may also be subject to further restrictive limitations on gifts as outlined in the Franklin Square Holdings, L.P. Code of Business Conduct and Ethics.. Standards for giving gifts/entertainment are identical to those governing the acceptance of gifts/entertainment (that is, gifts given should be restricted to items worth $200 or less and entertainment provided should be restricted to amounts of $500 or less, subject to pre-approval from the Chief Compliance Officer, or his or her designee, as applicable). On the whole, good taste and judgment must be exercised in both the receipt and giving of gifts/entertainment. Every person subject to this Code must avoid gifts or entertainment that would compromise the Company’s or Adviser’s standing or reputation. If you are offered or receive any gift/entertainment which is either prohibited or questionable, you must inform the Chief Compliance Officer, or his or her designee. Outside Trustees are not subject to these requirements. All gifts/entertainment, received or given over a de minimus amount of $25, shall be reflected in the gift log (for FS Employees) using ComplySci, the online compliance portal on FS Inside and must contain a basic description of the gift, a good faith estimate of the value of the gift, and the date the gift was received or entertainment attended. Solicitation of gifts is strictly prohibited. The direct or indirect giving of, offering to give or promising to give, money or anything of value to a foreign official, a foreign political party or party official, or any candidate for foreign political office in order to corruptly obtain or retain a business benefit, is generally prohibited and is subject to additional requirements and limitations. If you intend to give, offer or promise such a gift, you must inform the Chief Compliance Officer, or his or her designee, immediately. Accuracy of Company Records We require honest and accurate recording and reporting of information in order to make responsible business decisions. This requirement includes such data as quality, safety, and personnel records, as well as financial records. All financial books, records and accounts must accurately reflect transactions and events, and conform both to required accounting principles and to our system of internal controls. Retaining Business Communications The law requires us to maintain certain types of corporate records, usually for specified periods of time. Failure to retain those records for those minimum periods could subject us to penalties and fines, cause the loss of rights, obstruct justice, place us in contempt of court, or seriously disadvantage us in litigation. From time-to-time we establish retention or destruction policies in order to ensure legal compliance. We expect you to fully comply with any published records retention or destruction policies, provided that you should note the following exception: If you believe, or we inform you, that our records are relevant to any litigation or governmental action, or any potential litigation or action, then you must preserve those records until we determine the records are no longer needed. This exception supersedes any previously or subsequently established destruction policies for those records. If you believe that this exception may apply or have any questions regarding the possible applicability of this exception, please contact our Chief Compliance Officer. The personal records of Outside Trustees are not subject to these requirements. Please note that Ring Central is the Company’s only approved texting functionality. All business communications sent via text message must be sent through the Ring Central functionality. Compliance Training An integral part of the FS Investments’ compliance program is the periodic compliance training that is provided to all employees. It is important that you complete all such compliance training in a timely and thorough manner. Outside Employment Without the written consent of the Chief Compliance Officer of the Company, or his or her designee and your manager, no Access Person of the Company or Access Person or associated person of the Adviser is permitted to:  be engaged in any other financial services business for profit;  be employed or compensated by any other business for work performed; or  have a significant (more than 5% equity) interest in any other financial services business, including, but not limited to, banks, brokerages, investment advisers, insurance companies or any other similar business. Requests for outside employment waivers should be made in writing to the Chief Compliance Officer, or his or her designee, through the ComplySci compliance portal on FS Inside. Such requests should also include the written approval of your manager. Outside Trustees are not subject to these requirements but should give notice to the Chief Compliance Officer, or his or her designee prior to entering into any such engagement or employment. Service as a Director/Trustee No Access Person of the Company or Access Person or associated person of the Adviser shall serve as a director/trustee (or member of a similar governing body) or officer of any organization without prior written authorization from the Chief Compliance Officer, or his or her designee. Any request to serve on the board of such an organization must include the name of the entity and its business, the names of the other board members, and a general reason for the request. Such requests must be submitted through ComplySci, the online compliance portal on FS Inside. Outside Trustees are not subject to these requirements but should give notice to the Chief Compliance Officer, or his or her designee, prior to serving as a director/trustee or officer of any such organization.

Political Contributions Persons associated with the Company, the Adviser or any of their affiliated organizations are subject to FS Investments’ Political Contributions and Pay-to-Play Political Activity Policy. Please consult this policy for specific requirements relating to any proposed political contribution. Outside Trustees are not subject to the pre-clearance or annual disclosure requirements. Media Relations We must speak with a unified voice in all dealings with the press and other media. As a result, our Chief Executive Officer, or his or her designee, is the sole contact for media seeking information about the Company or the Adviser. Any requests from the media must be referred to our Chief Executive Officer, or his or her designee. Intellectual Property Information Information generated in our business is a valuable asset. Protecting this information plays an important role in our growth and ability to compete. Such information includes, but is not limited to: business and research plans; objectives and strategies; trade secrets; unpublished financial information; salary and benefits data; and lender and other business partner lists. Officer, principals and Access Persons of the Company and the Adviser who have access to our intellectual property information are obligated to safeguard it from unauthorized access and:  not disclose this information to persons outside of the Company;  not use this information for personal benefit or the benefit of persons outside of the Company; and  not share this information with other Access Persons of the Company and the Adviser except on a legitimate “need to know” basis. Internet and E-Mail Policy FS Investments provides an e-mail system and Internet access to its employees to help them do their work. You may use the e-mail system and the Internet only for legitimate business purposes in the course of your duties. Incidental and occasional personal use is permitted, but never for personal gain or any improper or illegal use. Further, you are permitted to post information on public forums, such as blogs or social networking sites (e.g., Facebook®, Twitter® or LinkedIn®) outside of work, but you should consider how the use of social media can reflect upon FS Investments. LinkedIn® postings should be limited to your title and general role within the Company. You may not, however, indicate that you work for us in a public forum if other information posted on that site could cause harm to our reputation. Moreover, information about us (or any interaction with another person) that is posted in a public forum might be construed by the SEC or its staff as an advertisement that is subject to strict regulations. Consequently, you are prohibited from posting information about us or your specific activities within the Company (other than your title and general role within the Company) in any public forum without the explicit pre-approval of the management team and the Chief Compliance Officer, or his or her designee.

You must also consult with the management team and the Chief Compliance Officer, or his or her designee, prior to posting any information in any public forum, where you could be viewed as acting in your capacity as an associated person of the Company. You are prohibited from sharing proprietary information about our operations or investment decisions, or posting any non-public information, in any public forum. You are required to comply, at all relevant times, with the Acceptable Use Policy adopted by FS Investments and applicable to the Company. You are required to comply, at all relevant times, with the Acceptable Use Policy and the Social Media Policy adopted by Franklin Square Capital Partners, L.P. and which is applicable to the Company and the Adviser. Reporting Violations and Complaint Handling You are responsible for compliance with the rules, standards and principles described in this Code. In addition, you should be alert to possible violations of this Code by the Company’s or the Adviser’s Access Persons or associated persons, and you are expected to report any violation promptly. Normally, reports should be made to your immediate supervisor. Under some circumstances, it may be impractical, or you may feel uncomfortable raising a matter with your supervisor. In those instances, you are encouraged to contact our Chief Compliance Officer who will investigate and report the matter to our Chief Executive Officer and/or the Board, as the circumstance dictates. You will also be expected to cooperate in any investigation of a violation. Anyone who has a concern about our conduct, the conduct of an Access Person of the Company or an Access Person or associated Person of the Adviser or our accounting, internal accounting controls or auditing matters, may communicate that concern to the Audit Committee of the Board by direct communication with our Chief Compliance Officer or by e-mail or in writing. All reported concerns shall be promptly forwarded to the Chairperson of the Audit Committee and will be simultaneously addressed by our Chief Compliance Officer in the same way that other concerns are addressed by us. The status of all outstanding concerns forwarded to the Chairperson of the Audit Committee will be reported on a quarterly basis by our Chief Compliance Officer. The Audit Committee may direct that certain matters be presented to the full Board and may also direct special treatment, including the retention of outside advisors or counsel, for any concern reported to it. All reports will be investigated and, whenever possible, requests for confidentiality shall be honored. While anonymous reports will be accepted, please understand that anonymity may hinder or impede the investigation of a report. All cases of questionable activity or improper actions will be reviewed for appropriate action, discipline or corrective actions. Whenever possible, we will keep confidential the identity of employees, officers, trustees or directors who are accused of violations, unless or until it has been determined that a violation has occurred. There will be no reprisal, retaliation or adverse action taken against any officer, trustee or Access Person of the Company or Access Person or associated person of the Adviser who, in good faith, reports or assists in the investigation of, a violation or suspected violation, or who makes an inquiry about the appropriateness of an anticipated or actual course of action. For reporting concerns about the Company’s or the Adviser’s conduct, the conduct of an Access Person of the Company or Access Person or associated person of the Adviser, or about the

Company’s or the Adviser’s accounting, internal accounting controls or auditing matters, you may contact the Company at the address set forth below: ADDRESS: Chief Compliance Officer FS Credit Opportunities Corp. 201 Rouse Boulevard Philadelphia, PA 19112 In the case of a confidential, anonymous submission, employees should set forth their concerns in writing and forward them in a sealed envelope to the Chairperson of the Audit Committee, in care of our Chief Compliance Officer, such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” An Access Person’s violation of this Code and related requirements may result in certain sanctions, as described more fully in Appendix A.

CODE OF ETHICS The persons specified in the following discussion will be subject to the provisions of this Code of Ethics (this “Code of Ethics”). Scope of this Code of Ethics In order to prevent the Company’s Access Persons or Access Persons or associated persons of the Adviser, as defined below, from engaging in any of these prohibited acts, practices or courses of business, the Company has adopted this Code of Ethics which has been approved by the Board. Definitions Access Person. “Access Person” means: (i) any director, trustee, officer, partner, employee or Advisory Person (as defined below) of the Company or any associate persons, officers, principals and interested directors of the Adviser and (ii) any director, trustee, officer or general partner of a principal underwriter of the Company who, in the ordinary course of business, has access to non-public information regarding the purchase or sale of Covered Securities (as defined below), or non-public information regarding the portfolio holdings of the Company or who is involved in making investment recommendations to the Company or who has access to such recommendations that are non-public. However, the term “Access Person” shall not include a Disinterested Trustee (as defined below). Access Persons will be classified under one of the following three categories: 1. A Tier 1 Access Person (“Tier 1 Access Person”) is defined as an individual, including Supervised Persons, engaged in portfolio management, trading, investment management and/or investment decision-making, and has access to non-public information, as well as information regarding the pipeline(s), purchases or sales of securities of one or more Clients. These roles include, but are not limited to, portfolio analysts, portfolio managers, and traders. 2. A Tier 2 Access Person (“Tier 2 Access Person”) is defined as an individual who has access to non-public information, but is not involved in portfolio management, trading, investment management and/or investment decision-making of the Adviser. 3. A Tier 3 Access Person (“Tier 3 Access Person”) is defined as an individual who does not meet the criteria of a Tier 1 Access Person or a Tier 2 Access Person, defined above. Advisory Person. “Advisory Person” of the Company means: (i) any officer, principal or associated person of the Adviser (or any Sub-adviser of the Company, if applicable) or of any company in a control relationship to the Company or such investment adviser, who, in connection with his or her regular duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security (as defined below) by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Covered Security. An “Advisory Person” shall not include a Disinterested Trustee (as defined below).

Automatic Investment Plan. “Automatic Investment Plan” refers to any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan. Beneficial Interest. “Beneficial Interest” includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support. Beneficial Ownership. “Beneficial Ownership” shall be determined in accordance with Rule 16a-1(a)(2) under the Exchange Act, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements. Blackout Period. “Blackout Period” shall mean that timeframe in which an Access Person or a Disinterested Trustee is not permitted to purchase or sell the securities of the Company. The Company reserves the right to impose an event-driven Blackout Period during which an Access Person or Disinterested Trustee is not permitted to purchase or sell the securities of the Company. Notwithstanding this prohibition, an Access Person or a Disinterested Trustee may purchase or sell securities of the Company during a Blackout Period if such transactions are made pursuant to a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 (“Approved 10b5-1 Plan” as that term is defined in the Statement on the Prohibition of Insider Trading located in Appendix I of the Company’s Compliance Manual). Only Tier 1 and Tier 2 Access Persons shall be subject to the Blackout Period and the corresponding Window Period (as defined below). Board. “Board” shall mean the Company’s Board of Trustees. Control. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Covered Security. “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; (iii) shares issued by registered open-end investment companies (i.e., mutual funds) (other than those sponsored by FS Investments); and (iv) exchange traded funds structured as unit investment trusts or open-end funds. A Covered Security also includes any cryptocurrency derivative and any currency forward transaction. Disinterested Trustee. “Disinterested Trustee” means a trustee of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act. The Chief Compliance Officer shall have discretion to determine whether a trustee should be treated as a “Disinterested Trustee” for purposes of this Code of Ethics.

Initial Public Offering. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act. Limited Offering. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505 or 506 under the Securities Act. Outside Trustee. “Outside Trustee” means any trustee of the Company other than Michael C. Forman. Purchase or Sale of a Covered Security. “Purchase or Sale of a Covered Security” is broad and includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a Covered Security. Restricted List. The “Restricted List” identifies those securities which the Company or its Access Persons may not trade due to some restriction under the securities laws whereby the Company or its Access Persons may be deemed to possess material non-public information about the issuer of such securities. The Restricted List is inclusive of all restricted securities relating to the Company and any other investment vehicle sponsored by FS Investments and may include securities in which FS Investments has invested or is otherwise considering. Supervised Person. A “Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of any entity that provides investment advice on behalf of the Company and is subject to the supervision and control of the Company; provided, however, that the term “Supervised Person” shall not include a Disinterested Trustee. Window Period. “Window Period” shall mean that timeframe in which an Access Person or a Disinterested Trustee is permitted to purchase or sell securities of the Company. Typically, the Window Period will remain open at all times unless it is temporarily closed upon the imposition of an event-specific Blackout Period. Standards of Conduct 1. No Access Person, Supervised Person or Disinterested Trustee shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is not in the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company, or any of its affiliates, in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to the Company and its shareholders. 2. A Tier 1 Access Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof. 3. No Access Person, Supervised Person or Disinterested Trustee shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the

Company without obtaining prior written approval from our Chief Compliance Officer, or such person or persons as our Chief Compliance Officer may designate to act on his or her behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:  when there is a public report containing the same information;  when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;  when such information is reported to the Board; or  in the ordinary course of his or her duties on behalf of the Company. 4. All personal securities transactions should be conducted consistent with this Code of Ethics and in such manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual’s position of trust and responsibility within the Company. 5. A pre-clearance of an Access Person’s personal security transaction shall be effective for two (2) business days following the receipt of the pre-clearance request. After such timeframe if the transaction is not completed, an Access Person shall be required to submit a new pre-clearance request through the ComplySci portal on FS Inside. 6. All Access Persons are required to comply with all of the provisions of the Code, as applicable. Only violations involving Tier 1 Access Persons and Tier 2 Access Persons shall be subject to the requirement that the Company’s Chief Compliance Officer report such violations to the Board. Restricted Transactions General Prohibition. No Access Person shall purchase or sell, directly or indirectly, any Covered Security (including any security issued by the issuer of such Covered Security) unless such Access Person shall have obtained prior written approval for such purpose from our Chief Compliance Officer, or his or her designee. 1. An Access Person who becomes aware that the Company is considering the purchase or sale of any Covered Security must immediately notify our Chief Compliance Officer, or his or her designee, of any interest that such Access Person may have in any outstanding Covered Security (including any security issued by the issuer of such Covered Security).  An Access Person shall similarly notify our Chief Compliance Officer, or his or her designee, of any other interest or connection that such Access Person might have in or with such issuer.  Once an Access Person becomes aware that the Company is considering the purchase or sale of a Covered Security in its portfolio, such Access Person may not engage in any transaction in such Covered Security (including any security issued by the issuer of such Covered Security). Accordingly, any pre-clearance request by such Access Person with respect to such Covered Security will be denied.

 The foregoing notifications or permission may be provided orally but should be confirmed in writing as soon and with as much detail as possible. 2. Securities Appearing on Portfolio Reports, Pipeline Reports and the Restricted List. The holdings of the Company’s portfolio are detailed in the Portfolio Report that will be updated, as necessary. Access Persons will receive, as frequently as necessary, the names of those entities that are being considered for investment by the Company in the Company’s Pipeline Report. 3. Initial Public Offerings and Limited Offerings. Access Persons of the Company must obtain approval from our Chief Compliance Officer, or his or her designee, before, directly or indirectly, acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. 4. Securities Under Review. No Access Persons shall execute a securities transaction in any security issued by an entity that the Company owns in its portfolio or is considering for purchase or sale unless such Access Person shall have obtained prior written approval (pre- clearance) for such purpose from our Chief Compliance Officer, or his or her designee. 5. Trading in the Company’s Securities. No Access Person or Disinterested Trustee may purchase or sell (tender) the Company’s securities during a Blackout Period unless the purchase or sale is made pursuant to an Approved 10b5-1 Plan as that term is defined in the Company’s Statement on the Prohibition of Insider Trading (see Appendix I of the Company’s Compliance Manual). In addition, all other purchases and sales of the Company’s securities can only occur during an open Window Period. All purchases and sales of the Company’s securities during an open Window Period must be pre-cleared by the CCO or his or her designee using the Company’s online compliance portal, ComplySci. on “FS Inside,” the intranet website provided and maintained by the Company’s sponsor, FS Investments. See also the Company’s Statement on the Prohibition of Insider Trading. 6. Acquisition of Shares in Companies that Access Persons Hold Through Limited Offerings. Access Persons who have been authorized to acquire securities in a Limited Offering must disclose that investment to our Chief Compliance Officer, or his or her designee, when they are involved in the Company’s subsequent consideration of an investment in the issuer, and the Company’s decision to purchase such securities must be independently reviewed by Advisory Persons with no personal interest in that issuer. Management of the Restricted List Our Chief Compliance Officer, or his or her designee, will manage placing and removing names from the Company’s Restricted List. Should an Access Person learn of material non-public information concerning the issuer of any security, that information must be provided to our Chief Compliance Officer, or his or her designee, so that the issuer can be included on the Restricted List. The Chief Compliance Officer will note the nature of the information learned, the time the information was learned and the other persons in possession of this information. The Chief Compliance Officer, or his or her designee, will maintain this information in a log. Upon the receipt of such information, our Chief Compliance Officer, or his designee, will revise the Restricted List. The Adviser, any affiliated investment advisers, or any non-discretionary sub-adviser (if applicable) will be directed to advise the Company when they have obtained information that causes them to be restricted from trading in the securities of any of the names appearing in the Company’s Pipeline or Portfolio Reports (as discussed above). This information will be provided to our Chief Compliance Officer, or his or her designee, who will add the name(s) to the Restricted List. Any non-discretionary Sub-Advisers (if applicable) or affiliated investment advisers, will also be required to notify the Company’s Chief Compliance Officer, or his or her designee, if they are restricted from trading in the securities of any of the issuers discussed with the Company for possible inclusion in the Company’s portfolio. The contents of the Restricted List are highly confidential and must not be disclosed to any person or entity outside of the Company absent approval of our Chief Compliance Officer, or his or her designee, or the Chief Executive Officer. Procedures to Implement this Code of Ethics The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code of Ethics, and to assist the Company in preventing, detecting and imposing sanctions for violations of this Code of Ethics. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to our Chief Compliance Officer. All Access Persons are subject to the reporting requirements set forth in the next section, except as follows:  with respect to transactions effected for, and Covered Securities (including any security issued by the issuer of such Covered Security) held in, any account over which the Access Person has no direct or indirect influence or control; and  those transactions effected pursuant to an Automatic Investment Plan. Reporting Requirements The Company shall appoint a Chief Compliance Officer who shall furnish each Access Person with a copy of this Code of Ethics along with the other sections of this Code, and any amendments, upon commencement of employment by or affiliation with the Company or the Adviser and may distribute any updates to the Code via electronic means thereafter. Each Access Person is required to certify, through a written acknowledgment, within 10 days of commencement of employment or affiliation with the Company or the Adviser, that he or she has received, read and understands all aspects of this Code of Ethics and recognizes that he or she is subject to the provisions and principles detailed herein. In addition, our Chief Compliance Officer shall notify each Access Person of his or her obligation to file an initial holdings report, quarterly transaction reports, and annual holdings reports, as described below.

Pre-Clearance Requests Policy FS Investments and its personnel are subject to certain laws and regulations governing personal securities trading. The pre-clearance request process is designed to reasonably mitigate personal securities transactions from, intentionally or unintentionally, interfering or conflicting with the investment directives of FS Investments, its clients, and/or business partners. All Access Persons (as defined herein) of the Company, all Access Persons of the Adviser, and employees of Franklin Square Holdings L.P. are required to abide by the following pre-clearance policy. Note - Disinterested Trustees (as defined herein) of the Company are not required to pre-clear securities transactions. Pre-clearance approval from the Chief Compliance Officer, or his or her designee, must be obtained prior to entering into any securities transaction, unless such purchase or sale is made in the following plan or account type:  An approved 10b5-1 plan (as defined in the Statement on the Prohibition on Insider Trading).  A variable insurance contract held exclusively in a sub-account of an insurance company.  An account in which you have no direct or indirect influence or control over the account, or the securities held therein (such as, a managed account where you do not maintain discretion) is also exempt from the pre-clearance request requirements. Regardless of how owned, the following securities and investments do not require pre-clearance:  A bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short- term debt instruments, including repurchase agreements.  A money market instrument.  An open-end fund/mutual fund (other than one sponsored by FS Investments) (Please be reminded that any product sponsored by FS Investments, regardless of its structure, must be pre- cleared and certain products sponsored by FS Investments may be subject to a black-out period.)  An exchange-traded fund.  A U.S. government security. Pre-clearance requests should be submitted using the online compliance portal, ComplySci, that can be accessed via FS Inside, the intranet website provided and maintained by the Company’s sponsor, FS Investments. The pre-clearance request shall include the following:  Name;  Date of the pre-clearance request;  The name of the broker who will execute the transaction;  The name of the security, the type of security, and estimated trade value in dollars; and  Whether the transaction is a purchase or sale. In determining whether to approve the transaction, the Chief Compliance Officer, or his or her designee, will consider whether the opportunity to purchase or sell such securities creates an actual or potential conflict of interest or whether you are being offered the opportunity because of your position.

The Chief Compliance Officer, or his or her designee, will document and communicate the approval or disapproval of each such request via the ComplySci portal. Initial Holdings Reports Each Access Person must, no later than 10 days after the person becomes an Access Person, submit to our Chief Compliance Officer, or his or her designee. a report of the Access Person’s current securities holdings. The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The report must include the following:  the title and type of the security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares held for each security, and the principal amount;  the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and  the date the Access Person submits the report. Quarterly Certifications Each Access Person must, no later than 30 days after the end of each calendar quarter, confirm to our Chief Compliance Officer, or his or her designee, all of the Access Person’s transactions involving a Covered Security (including any security issued by the issuer of such Covered Security) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership during the calendar quarter most recently ending. Disinterested Trustees must provide such confirmation or file such a report if such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Company, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the trustee such Covered Security is or was purchased or sold by the Company or the Adviser or the Company or the Adviser considered purchasing or selling such Covered Security. The Access Person must confirm the following information:  the date of the transaction;  the title and, as applicable, the exchange ticker symbol or CUSIP number, of each reportable security involved, the interest rate and maturity date of each reportable security involved, the number of shares of each reportable security involved, and the principal amount of each reportable security involved;  the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);  the price of the security at which the transaction was effected;  the name of the broker, dealer or bank with or through which the transaction was effected, and the date the account(s) were established; and  the date the Access Person confirms such transactions or submits a report.

With respect to any account established by an Access Person during the reporting quarter in which any Covered Securities were held for the direct or indirect benefit of the Access person, the Access Person must report (a) the name of the broker, dealer or bank with whom the Access Person established the account, (b) the date the account was established, and (c) the date the information is submitted. This certification will be sent to each Access Person via the ComplySci portal. Annual Certification Each Access Person must confirm to our Chief Compliance Officer, or his or her designee, an annual holdings report reflecting holdings as of a date no more than 45 days before the confirmation or report is submitted. The Annual Certification must be submitted at least once every 12 months, on a date to be designated by the Company. Our Chief Compliance Officer, or his or her designee, will notify every Access Person of the date. Each confirmation or report must include:  the title and, as applicable, the exchange ticker symbol or CUSIP number, of each reportable security involved, the interest rate and maturity date of each reportable security involved, the number of shares of each reportable security involved, and the principal amount of each reportable security involved;  the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and  the date the Access Person submits the confirmation or report. The annual certification request will be distributed to each Access Person via the ComplySci portal. All Access Persons and Disinterested Trustees must also annually certify, through a written acknowledgment, to our Chief Compliance Officer, or his or her designee, that: (1) they have read, understood and agree to abide by this Code of Ethics; (2) they have complied with all applicable requirements of this Code of Ethics; and (3) if required, they have reported all transactions and holdings that they are required to report under this Code of Ethics. ADMINISTRATION OF THIS CODE Our Chief Compliance Officer has overall responsibility for administering this Code and reporting on the administration of and compliance with this Code and related matters to our Board. Our Chief Compliance Officer shall review all reports to determine whether any transactions recorded therein constitute violations of this Code. Before making any determination that a violation has been committed by a person subject to this Code, such person shall be given an opportunity to supply additional explanatory material. Our Chief Compliance Officer shall maintain copies of the reports as required by Rule 17j-1(f) under the 1940 Act. No less frequently than annually, our Chief Compliance Officer must furnish to the Board, and the Board must consider, a written report that describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of this

Code or its procedures and any sanctions imposed in response to material violations. This report should also certify that the Company has adopted procedures reasonably designed to prevent persons subject to this Code from violating this Code. SANCTIONS FOR CODE VIOLATIONS All violations of this Code will result in appropriate corrective action, up to and including dismissal. See Appendix A for a description of sanctions that can result from such Code violations. APPLICATION/WAIVERS All Access Persons of the Company and all Access persons and associated persons of the Adviser are subject to this Code. Insofar as other policies or procedures of the Company or the Adviser govern or purport to govern the behavior or activities of all persons who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. Any amendment or waiver of this Code for an executive officer or member of the Board must be made by the Board and disclosed on Form N-CSR. RECORDS The Company shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act and shall be available for examination by representatives of the SEC: 1. A copy of this Code and any other code of ethics of the Company that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place; 2. A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs; 3. A copy of each report made by an Access Person or duplicate account statement received pursuant to this Code, shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place; 4. A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; 5. A copy of each report made to the Board shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

6. A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of Beneficial Ownership in any securities in an Initial Public Offering or a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted. REVISIONS AND AMENDMENTS This Code may be revised, changed or amended at any time by the Board. Following any material revisions or updates, an updated version of this Code will be distributed to you and will supersede the prior version of this Code effective upon distribution. We may ask you to sign an acknowledgement confirming that you have read and understood any revised version of this Code, and that you agree to comply with the provisions thereof.

Appendix A Code of Business Conduct and Ethics Sanctions Upon discovering a violation of the Code of Ethics (“Code”), FS Investments (“FS”) may impose sanctions as it deems appropriate, including, without limitation, a letter warning, disgorgement of profits, termination of trading privileges or suspension or termination of the Access Person, dependent, in part, on the materiality of the violation. A Material Violation includes any active trading violations (i.e., failure to pre-clear a trade, short-term trading, etc.). A Non-Material violation includes any reporting violations (e.g., not disclosing a new account within the required time frame, not certifying to transactions by the deadline). The schedule below is not all inclusive and is intended to serve as a guideline for the imposition of a sanction. Violations will be aggregated during a 12-month time period: Non-Material Violations: 1st Violation: Recorded warning to the Access Person that the Code has been violated and a review of the requirements of the Code. 2nd Violation: Written notification to the Access Person, with a copy to the Access Person’s supervisor and a review of the requirements of the Code. 3rd Violation: Written notification to the Access Person, Access Person’s Supervisor and to the CEO and CIO of the FS, as well as another review of the requirements of the Code. Material Violations: 1st Violation: Written notification to the Access Person that the Code has been violated, with a copy to the Access Person’s supervisor and a review of the requirements of the Code. 2nd Violation: Written notification to the Access Person, Access Person’s Supervisor, CEO and CIO, as well as a 5-business day suspension of trading privileges. Compliance will review, with the Access Person, the requirements of the Code. 3rd Violation: Written notification to the Access Person, Access Person’s Supervisor, CEO and CIO, as well as a 10-business day suspension of trading privileges. At this point, it will be up to the CCO, CIO, and CEO to determine whether one or more of the following are appropriate: a disgorgement of profits (such disgorgement to be donated to a mutually agreed-upon charity), termination of trading privileges, termination of the Access Person, and/or any other additional sanctions deemed appropriate.